Exhibit 24
A. Schulman, Inc.
Limited Power of Attorney
Registration Statement on Form S-4
     We, the undersigned directors and officers of A. Schulman, Inc. (the “Company”), and each of us, do hereby constitute and appoint Joseph M. Gingo, Paul F. DeSantis and David C. Minc, or any of them, our true and lawful attorneys and agents, each with full power of substitution, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers of the Company and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys or agents, or any of them, may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the filing of this Registration Statement on Form S-4, including specifically but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below for the Company, any and all amendments (including post-effective amendments) to such Registration Statement and any related registration statements filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended; and we do hereby ratify and confirm all that said attorneys and agents, or their substitute or substitutes, or any of them, shall do or cause to be done by virtue hereof.
     Effective the 23rd day of December, 2009, unless otherwise indicated below.

/s/ Joseph M. Gingo	/s/ Paul F. DeSantis

Joseph M. Gingo	Paul F. DeSantis
Chairman, President, Chief Executive Officer and Director (principal executive officer)	Vice President, Chief Financial Officer and Treasurer (principal financial officer and principal accounting officer)

/s/ David G. Birney	/s/ Michael Caporale, Jr.

David G. Birney Director	Michael Caporale, Jr. Director

/s/ Howard R. Curd	/s/ Michael A. McManus, Jr.

Howard R. Curd Director	Michael A. McManus, Jr. Director

/s/ Lee D. Meyer	/s/ James A. Mitarotonda

Lee D. Meyer Director	James A. Mitarotonda Director

/s/ Ernest J. Novak, Jr.	/s/ Irvin D. Reid

Ernest J. Novak, Jr. Director	Dr. Irvin D. Reid Director

/s/ Stanley W. Silverman	/s/ John B. Yasinsky

Stanley W. Silverman Director	John B. Yasinsky Director